UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

Anasazi Capital Corp.
(Exact name of Registrant as Specified in its Charter)

Florida	0-52202	20-5223382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

701 Scott Street
San Francisco, CA  94117
(Address of Principal Executive Offices including Zip Code)

(415) 568-1410
(Registrant's Telephone Number, including Area Code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 13, 2007, Ruiz Family Holdings, a Florida general partnership (the “Seller”), completed the sale of all of the shares of common stock (the “Shares”) of Anasazi Capital Corp., a Florida corporation (the “Company”), to U.S.A. Capital Management Group, Inc., a Florida corporation (“USA”).  The sale resulted in a change in control of the Company.  In connection with this transaction, the Company entered into a stock purchase agreement with Ruiz Family Holdings and USA.  A description of the material terms of the aforementioned stock purchase agreement is included in Item 5.01 of this Form 8-K and is incorporated by reference into this Item.

Item 5.01                      Changes in Control of Registrant

On December 13, 2007, the Seller consummated the sale of 5,000,000 million Shares, constituting all of the issued and outstanding capital stock of the Company, to USA for an aggregate purchase price of $13,500.  Following the stock purchase, USA owns all of the issued and outstanding capital stock of the Company.  USA’s address is 18101 Von Karman Avenue, Suite 330, Irvine, California 92612.  The consideration necessary to complete the purchase of the Shares was derived from working capital from USA.  Paul Garcia, Robert Papiri and Michael H. Hoffman each own 33.33% of the capital stock of USA.

Except as modified by the statements contained in this report, the statements and information included in the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 15, 2007 and Form 10-SB General Form for Registration of Securities of Small Business Issuers filed with the Securities and Exchange Commission on August 28, 2006, are incorporated by reference into this Item.

Item 9.01 Exhibits

The following Exhibit is filed herein:

Exhibits

Exhibit 10.1	Stock Purchase Agreement dated December 13, 2007 by and among the registrant, Ruiz Family Holdings and U.S.A. Capital Management Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANASAZI CAPITAL CORP.
(Registrant)

 Dated: December 13, 2007

By:  /s/ Olivia Ruiz
Olivia Ruiz
President, Secretary and Treasurer

Anasazi Capital Corp.

Index to Exhibits

Exhibit Number                                                      Description

Exhibit 10.1	Stock Purchase Agreement dated December 13, 2007 by and among the registrant, Ruiz Family Holdings and U.S.A. Capital Management Group, Inc.